EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-147850) of Akorn, Inc.,
(2)	Registration Statement (Form S-8 No. 333-124190) pertaining to the Amended and Restated Akorn, Inc. 2003 Stock Option Plan of Akorn, Inc.,
(3)	Registration Statement (Form S-3 No. 333-160077) of Akorn, Inc.,
(4)	Registration Statement (Form S-8 No. 333-161908) pertaining to the Amended and Restated Akorn, Inc. 2003 Stock Option Plan of Akorn, Inc.,
(5)	Registration Statement (Form S-3 No. 333-162273) of Akorn, Inc., and
(6)	Registration Statement (Form S-8 No. 333-167031) pertaining to the Amended and Restated Akorn, Inc. Employee Stock Purchase Plan of Akorn, Inc.;

of our reports dated March 11, 2011, with respect to the consolidated financial statements of Akorn, Inc., and the effectiveness of internal control over financial reporting of Akorn, Inc., included in this Annual Report (Form 10-K) of Akorn, Inc. for the year ended December 31, 2010.

/s/ Ernst & Young LLP
Chicago, Illinois
March 11, 2011